FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           |__|

_________________

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank) One Wall Street, New York, N.Y. (Address of principal executive offices)	13-5160382 (I.R.S. employer identification no.) 10286 (Zip code)

_________________

SKYWORKS SOLUTIONS, INC.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 20 Sylvan Road Woburn, Massachusetts (Address of principal executive offices)	04-2302115 (I.R.S. employer identification no.) 01801 (Zip code)

_________________

Debt Securities
(Title of the indenture securities)

1.     General information. Furnish the following information as to the Trustee:

    (a)        Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York Federal Reserve Bank of New York Federal Deposit Insurance Corporation New York Clearing House Association	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203 33 Liberty Plaza, New York, N.Y. 10045 Washington, D.C. 20429 New York, New York 10005

    (b)        Whether it is authorized to exercise corporate trust powers.

      Yes.

2.     Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

16.     List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 7th day of August, 2003.

THE BANK OF NEW YORK By: /s/ ROBERT A. MASSIMILLO Name: ROBERT MASSIMILLO Title: VICE PRESIDENT

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin .	$4,389,492
Interest-bearing balances	3,288,212
Securities:
Held-to-maturity securities	654,763
Available-for-sale securities	17,626,360
Federal funds sold in domestic offices	1,759,600
Securities purchased under agreements to
resell	911,600
Loans and lease financing receivables:
Loans and leases held for sale	724,074
Loans and leases, net of unearned
income...............32,368,718
LESS: Allowance for loan and
lease losses............826,505
Loans and leases, net of unearned
income and allowance....................31,542,213
Trading Assets	7,527,662
Premises and fixed assets (including capitalized
leases)	825,706
Other real estate owned	164
Investments in unconsolidated subsidiaries and
associated companies	260,940
Customers' liability to this bank on acceptances
outstanding	225,935
Intangible assets
Goodwill	2,027,675
Other intangible assets	75,330
Other assets	4,843,295

Total assets	$76,683,021

LIABILITIES
Deposits:
In domestic offices	$33,212,852
Noninterest-bearing.......................12,997,086
Interest-bearing..........................20,215,766
In foreign offices, Edge and Agreement
subsidiaries, and IBFs	24,210,507
Noninterest-bearing..........................595,520
Interest-bearing..........................23,614,987
Federal funds purchased in domestic
offices	375,322
Securities sold under agreements to repurchase	246,755
Trading liabilities	2,335,466
Other borrowed money:
(includes mortgage indebtedness and obligations
under capitalized leases)	959,997
Bank's liability on acceptances executed and
outstanding	227,253
Subordinated notes and debentures	2,090,000
Other liabilities	5,716,796

Total liabilities	$69,374,948

Minority interest in consolidated
subsidiaries	540,772
EQUITY CAPITAL
Perpetual preferred stock and related
surplus	0
Common stock	1,135,284
Surplus	1,056,295
Retained earnings	4,463,720
Accumulated other comprehensive income	(112,002)
Other equity capital components	0

Total equity capital	6,767,301

Total liabilities minority interest and equity capital	$76,683,021

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ Thomas J. Mastro,
Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

/s/ Thomas A. Renyi
/s/ Gerald L. Hassell                                                                Directors
/s/ Alan R. Griffith